                                                                              NY

                                JANUARY 10, 2003

                       SUPPLEMENT NO. 3 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                                     DATED

                                 AUGUST 1, 2002

                   (SUPPLEMENT OFFERING BCTC IV SERIES 44 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus and it supercedes any previous supplement. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus.


SERIES 44'S PURPOSE--

- To invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate income housing.


TERMS OF OFFERING--

- Series 44 is offering at least 250,000 ($2.5 million) and up to 2,500,000 ($25 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 44;

- the price of the certificates is $10 each with a minimum investment of $5,000;

-    this offering will end no later than July 31, 2003; and

- your money will be held in escrow until at least 250,000 certificates are sold.


SERIES 44'S INVESTORS WILL RECEIVE--

-    federal housing tax credits;

-    tax losses that can offset passive income from any other investments; and

-    profits, if any, from the sale of the apartment complexes.

           PRIOR PERFORMANCE OF BOSTON ASSOCIATES AND ITS AFFILIATES

Boston Capital Tax Credit Fund IV L.P. Series 43 and 44 (the "Fund") already has issued and closed Series 43. The Fund received orders for a total of 3,650,000 Series 43 certificates ($36,500,000), and issued the last of these certificates on January 8, 2003. The fees paid as of January 8, 2003 to Boston Capital and affiliates for Series 43 totaled $3,658,100. No additional Series 43 certificates will be issued. In addition, Boston Capital Tax Credit Fund IV L.P. has issued other Series in other offerings--Series 20 to Series 42. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 40.

                 INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Series 44's principal business is to invest, as a limited partner, in other limited partnerships (the "Operating Partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.

The attainment of Series 44's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 44 will meet its investment objectives.

                            ANTICIPATED INVESTMENTS

Series 44 expects to invest in the eleven Operating Partnerships described below. Each Operating Partnership will use a significant part of the funds invested by Series 44 to pay fees to the Operating General Partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 44 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the Operating Partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 44 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 44. If Series 44 raises the entire $25 million, the anticipated acquisition of the Operating Partnership interests, described below, will represent approximately 75% of the total money which Series 44 currently expects to spend.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Because Series 44 is currently in the offering phase, it has no material assets or any operating history. Series 44 expects to acquire interests in the following 11 Operating Partnerships, which will develop, own and operate apartment complexes, 6 of which are to be newly constructed and 5 of which are to be rehabilitated:

                                                     OPERATING GENERAL
             PARTNERSHIP                                 PARTNER(S)
----------------------------------------            ---------------------------
 1. Alexander Mills L.P.                            Universal Development
     (the "Alexander Mills Partnership")            Corporation
     New Construction

 2. Aurora Village Associates L.P.                  Barry E. Serlis
     (the "Aurora Village Partnership")
     Property Rehabilitation

 3. Hickory Trace, Ltd.                             Lynn Greer
     (the "Hickory Trace Partnership")
     New Construction

 4. Lion Trace L.P.                                 Lion Trace, Inc.
     (the "Lion Trace Partnership")
     New Construction

 5. Lorie Village L.P.                              Lorie Village Holdings, LLC
     (the "Lorie Village Partnership")
     New Construction


                                       2

                                                     OPERATING GENERAL
             PARTNERSHIP                                 PARTNER(S)
----------------------------------------            ---------------------------
 6. United Development Co. 2001 L.P.                Harold E. Buehler, Sr.
     (the "Memphis 102 Partnership")                Jo Ellen Buehler
     New Construction

 7. New Oxford I L.P.                               MARG Rural, LLC
     (the "New Oxford I Partnership")
     Property Rehabilitation

 8. Orchard River Associates L.P.                   Pine Gardens I, Inc.
     (the "Orchard Manor Partnership")
     Property Rehabilitation

 9. Orchard River Associates L.P.                   Pine Gardens I, Inc.
     (the "Orchard Village Partnership")
     Property Rehabilitation

10. Pyramid Seven L.P.                              Phillips Development
     (the "Pyramid Seven Partnership")              Corporation
     New Construction

11. Orchard River Associates L.P.                   Pine Gardens I, Inc.
     (the "River Gardens Partnership")
     Property Rehabilitation

None of the Operating General Partners or the management companies are affiliated with Boston Associates.

Permanent mortgage loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each Operating Partnership.

The priority return base for Series 44 is $1.00 per certificate (10%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 44 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES
    OPERATING                                      BASIC      GOVERNMENT
    PARTNERSHIP        LOCATION         NUMBER    MONTHLY     ASSISTANCE
    NAME              OF PROPERTY      OF UNITS   RENTS(1)    ANTICIPATED
--------------------------------------------------------------------------------
 1. Alexander         Lawrenceville,     224      $730 2BR   Federal Housing
    Mills             Georgia                     $830 3BR   Tax Credits
    Partnership

 2. Aurora            Aurora,            100      $632 1BR   Federal Housing
    Village           Colorado                               Tax Credits
    Partnership

 3. Hickory Trace     Florence,           56      $150-      Home Investment
    Partnership       Alabama                     $210 1BR   Partnerships
                                                  $200-      Program(5b)
                                                  $270 2BR
                                                  $320 3BR

 4. Lion Trace        Rushville,          48      $274-      Federal Housing
    Partnership       Indiana                     $364 1BR   Tax Credits
                                                  $324-
                                                  $529 2BR
                                                  $489-
                                                  $619 3BR
                                                  $539 4BR

 5. Lorie Village     Bowling Green,      32      $380 2BR   HOME Investment
    Partnership       Kentucky                               Partnerships
                                                             Program(7c)

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES
    OPERATING            PERMANENT          MORTGAGE    ANNUAL                         ANNUAL
    PARTNERSHIP          MORTGAGE           INTEREST   RESERVE   MANAGEMENT          MANAGEMENT
    NAME                   LOAN               RATE      AMOUNT      AGENT               FEE
-----------------------------------------------------------------------------------------------------
 1. Alexander         Lawrence                6.39%    $22,400   Signature           5% of net
    Mills             Housing Authority                          Management,         rental income
    Partnership       $13,800,000(3)                             Inc.

 2. Aurora            Colorado Housing        6.40%    $30,000   Hudson Real         5% of net
    Village           and Finance                                Estate Company      rental income
    Partnership       Authority
                      $4,621,000(4a)
                      Bank of                 0%
                      Cherry Creek
                      $225,000(4b)

 3. Hickory Trace     Compass Bank            9.50%     $4,000   Greer               5% of net
    Partnership       $250,000(5a)                               Construction LLC    rental income
                      Alabama Housing         5%
                      Finance Authority
                      $1,469,798(5b)

 4. Lion Trace        First Indiana Bank      7.25%     $9,600   Deckard Realty      3% of net
    Partnership       $1,175,000(6)                              and Development     rental income
                                                                 Company

 5. Lorie Village     Franklin Bank &         2.50%     $8,000   Homeland, Inc.      5% of net
    Partnership       Trust Company                                                  rental income
                      $500,000(7a)
                      Franklin Bank &         7.75%
                      Trust Company
                      $224,000(7b)
                      Kentucky Housing        1%
                      Corporation
                      $259,000(7c)
                      Housing Assistance      0%
                      and Development
                      Services $74,500(7d)


    OPERATING                                      BASIC      GOVERNMENT
    PARTNERSHIP        LOCATION         NUMBER    MONTHLY     ASSISTANCE
    NAME              OF PROPERTY      OF UNITS   RENTS(1)    ANTICIPATED
-------------------------------------------------------------------------------
6. Memphis 102        Memphis,           102      $600-      Federal Housing
    Partnership       Tennessee                   $650 4BR   Tax Credits

 7. New Oxford I      New Oxford,         32      $690 1BR   RHS Sec. 515
    Partnership       Pennsylvania                $725 2BR

 8. Orchard Manor     Ukiah,              64      $487-      RHS Sec. 515;
    Partnership       California                  $605 1BR   Community
                                                  $710 2BR   Development Block
                                                  $101-      Grant Program(10b)
                                                  $960 3BR

 9. Orchard Village   Ukiah,              48      $590 1BR   RHS Sec. 515;
    Partnership       California                  $704 2BR   Community
                                                  $957 3BR   Development Block
                                                             Grant Program(11b)

10. Pyramid Seven     Whitley,            24      $465 1BR   RHS Sec. 515;
    Partnership       Kentucky                    $529 2BR   HOME Investment
                                                  $570 3BR   Partnerships
                                                             Program(12)

11. River Gardens     Fort Bragg,         48      $463-      RHS Sec. 515;
    Partnership       California                  $603 1BR   Community
                                                  $709 2BR   Development Block
                                                  $752 3BR   Grant Program(13b)

    OPERATING            PERMANENT          MORTGAGE    ANNUAL                         ANNUAL
    PARTNERSHIP          MORTGAGE           INTEREST   RESERVE   MANAGEMENT          MANAGEMENT
    NAME                   LOAN               RATE      AMOUNT      AGENT               FEE
-----------------------------------------------------------------------------------------------------
6. Memphis 102        Midland Mortgage        8.50%    $30,600   Buehler             7.59% of net
    Partnership       Company                                    Enterprises, Inc.   rental income
                      $3,300,000(8)

 7. New Oxford I      $1,052,347;             1%(2)    $13,980   TM Associates,      8.70% of net
    Partnership       Virginia Housing        1%                 Inc.                rental income
                      Development
                      Authority
                      $315,000(9)

 8. Orchard Manor     $1,934,432;             1%(2)    $57,600   FPI Management,     8.7% of net
    Partnership       Savings Bank of         6.25%              Inc.                rental income
                      Mendocino County
                      $1,125,000(10a)
                      City of Mendocino       0%
                      $37,500(10b)

 9. Orchard Village   $1,173,373;             1%(2)    $43,200   Hank Fisher         6.5% of net
    Partnership       Savings Bank of         6.25%              Properties, Inc.    rental income
                      Mendocino County
                      $1,250,000(11a)
                      City of Mendocino       0%
                      $37,500(11b)

10. Pyramid Seven     $921,670;               1%(2)    $13,126   Phillips            8.72% of net
    Partnership       Kentucky Housing        1%                 Development         rental income
                      Corporation                                Corporation
                      $300,000(12)

11. River Gardens     $779,342;               1%(2)    $19,200   Hank Fisher         7.95% of net
    Partnership       Savings Bank of         6.25%              Properties, Inc.    rental income
                      Mendocino County
                      $1,250,000(13a)
                      City of Fort Bragg      0%
                      $40,000(13b)

-----------------
(1)  Exclusive of utilities, unless indicated otherwise.

(2) Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50-year amortization schedule.

(3) The terms of the Alexander Mills Partnership's anticipated permanent first mortgage loan in the amount of $13,800,000 are expected to include a term of 30 years, an interest rate of 6.39% and payments of principal and interest on the basis of a 30-year amortization schedule.

(4) (a) The terms of the Aurora Village Partnership's anticipated permanent first mortgage loan in the amount of $4,621,000 are expected to include a term of 30 years, an interest rate of 6.40% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Aurora Village Partnership's anticipated permanent second mortgage loan in the amount of $225,000 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(5) (a) The terms of the Hickory Trace Partnership's anticipated permanent first mortgage loan in the amount of $250,000 are expected to include a term of 30 years, an interest rate of 9.50% and payments of principal and interest on the basis of a 20-year amortization schedule.

     (b) The terms of the Hickory Trace Partnership's anticipated permanent second mortgage loan in the amount of $1,469,798 are expected to include a term of 30 years, an interest rate of 5% and payments of principal and interest on the basis of a 20-year amortization schedule.

(6) The terms of the Lion Trace Partnership's anticipated permanent first mortgage loan in the amount of $1,175,000 are expected to include a term of 30 years, an interest rate of 7.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

(7) (a) The terms of the Lorie Village Partnership's anticipated permanent first mortgage loan in the amount of $500,000 are expected to include a term of 30 years, an interest rate of 2.50% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Lorie Village Partnership's anticipated permanent second mortgage loan in the amount of $224,000 are expected to include a term of 30 years, an interest rate of 7.75% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (c) The terms of the Lorie Village Partnership's anticipated permanent third mortgage loan in the amount of $259,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 25-year amortization schedule.

     (d) The terms of the Lorie Village Partnership's anticipated permanent fourth mortgage loan in the amount of $74,500 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(8) The terms of the Memphis 102 Partnership's anticipated permanent first mortgage loan in the amount of $3,300,000 are expected to include a term of 30 years, an interest rate of 8.50% and payments of principal and interest on the basis of a 30-year amortization schedule.

(9) The terms of the New Oxford I Partnership's anticipated permanent second mortgage loan in the amount of $315,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 50-year amortization schedule.

(10) (a) The terms of the Orchard Manor Partnership's anticipated permanent second mortgage loan in the amount of $1,125,000 are expected to include a term of 30 years, an interest rate of 6.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Orchard Manor Partnership's anticipated permanent third mortgage loan in the amount of $37,500 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(11) (a) The terms of the Orchard Village Partnership's anticipated permanent second mortgage loan in the amount of $1,250,000 are expected to include a term of 30 years, an interest rate of 6.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Orchard Village Partnership's anticipated permanent third mortgage loan in the amount of $37,500 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(12) The terms of the Pyramid Seven Partnership's anticipated permanent second mortgage loan in the amount of $300,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30-year amortization schedule.

(13) (a) The terms of the River Gardens Partnership's anticipated permanent second mortgage loan in the amount of $1,250,000 are expected to include a term of 30 years, an interest rate of 6.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the River Gardens Partnership's anticipated permanent third mortgage loan in the amount of $40,000 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                      OWNERSHIP
                                     INTEREST(%)
                                      PROFITS,
                                       LOSSES,       OPERATING
                         BCTC IV     CREDIT/NET       GENERAL
    PARTNERSHIP          CAPITAL     CASH FLOW/       PARTNER
    NAME              CONTRIBUTION     BACKEND     CONTRIBUTION
------------------------------------------------------------------
 1. Alexander Mills     $2,104,889   99.90/20/20           $100
    Partnership

 2. Aurora Village      $1,773,191   99.99/10/40           $100
    Partnership

 3. Hickory Trace       $2,252,941   99.99/20/20           $100
    Partnership

 4. Lion Trace          $1,898,556   99.99/80/80           $100
    Partnership

 5. Lorie Village       $1,258,962   99.99/20/50           $100
    Partnership

 6. Memphis 102         $3,699,630   99.99/30/30           $100
    Partnership

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                                          FUND'S        DEVELOPMENT         ANNUAL
                                                        APPROXIMATE      FEE/OTHER        PARTNERSHIP        ASSET
                        OPERATING       OPERATING     AVERAGE ANNUAL   DISTRIBUTIONS    MANAGEMENT FEE   MANAGEMENT FEE
    PARTNERSHIP          DEFICIT      PARTNERSHIP'S     ANTICIPATED    TO OPERATING      TO OPERATING      TO BOSTON
    NAME                GUARANTEE      CREDIT BASE    FEDERAL CREDIT        GP                GP            CAPITAL
--------------------------------------------------------------------------------------------------------------------------
 1. Alexander Mills   $500,000 in       $7,194,256       $276,959         $1,100,000       $100,000        $10,000
    Partnership       the aggregate
                      for 3 years
                      after Rental
                      Achievement

 2. Aurora Village    Unlimited for     $1,614,500       $228,063           $690,000         $6,600         $6,600
    Partnership       3 years after
                      Rental
                      Achievement

 3. Hickory Trace     $300,000 in       $3,610,844       $288,839           $540,744         $3,000         $3,000
    Partnership       the aggregate
                      for 3 years
                      after Rental
                      Achievement

 4. Lion Trace        Unlimited for     $3,062,000       $243,405           $300,000         $3,600         $3,600
    Partnership       5 years after
                      Rental
                      Achievement

 5. Lorie Village     $150,000 in       $2,057,400       $170,130           $203,000         $2,500         $2,500
    Partnership       the aggregate
                      for 3 years
                      after Rental
                      Achievement

 6. Memphis 102       $400,000 in       $6,988,098       $499,950           $251,000         $7,500         $7,500
    Partnership       the aggregate
                      for 3 years
                      after Rental
                      Achievement

                                      OWNERSHIP
                                     INTEREST(%)
                                      PROFITS,
                                       LOSSES,       OPERATING
                         BCTC IV     CREDIT/NET       GENERAL
    PARTNERSHIP          CAPITAL     CASH FLOW/       PARTNER
    NAME              CONTRIBUTION     BACKEND     CONTRIBUTION
------------------------------------------------------------------
 7. New Oxford I          $475,846   99.99/20/20       $315,000
    Partnership

 8. Orchard Manor       $1,036,783   99.99/20/20           $100
    Partnership

 9. Orchard Village       $802,233   99.99/20/20           $100
    Partnership

10. Pyramid Seven         $305,004   95/20/15           $66,004
    Partnership

11. River Gardens         $700,168   99.99/20/20           $100
    Partnership

                                                        FUND'S        DEVELOPMENT         ANNUAL
                                                      APPROXIMATE      FEE/OTHER        PARTNERSHIP        ASSET
                      OPERATING       OPERATING     AVERAGE ANNUAL   DISTRIBUTIONS    MANAGEMENT FEE   MANAGEMENT FEE
    PARTNERSHIP        DEFICIT      PARTNERSHIP'S     ANTICIPATED    TO OPERATING      TO OPERATING      TO BOSTON
    NAME              GUARANTEE      CREDIT BASE    FEDERAL CREDIT        GP                GP            CAPITAL
------------------------------------------------------------------------------------------------------------------------
 7. New Oxford I    $125,000 in       $1,793,134        $61,006           $171,238         $1,000         $1,000
    Partnership     the aggregate
                    for 3 years
                    after
                    Breakeven

 8. Orchard Manor   $300,363 in       $1,478,364       $132,921           $253,548        $10,000         $5,000
    Partnership     the aggregate
                    for 5 years
                    after Rental
                    Achievement

 9. Orchard Village $225,426 in       $1,276,441       $102,850           $197,596         $8,000         $4,000
    Partnership     the aggregate
                    for 5 years
                    after Rental
                    Achievement

10. Pyramid Seven   Unlimited for     $1,405,312        $40,668           $182,238         $4,072         $1,200
    Partnership     3 years after
                    Breakeven

11. River Gardens   $225,426 in         $892,908        $89,765           $165,613        $10,000         $5,000
    Partnership     the aggregate
                    for 5 years
                    after Rental
                    Achievement

                        THE ALEXANDER MILLS PARTNERSHIP
                          (ALEXANDER MILLS APARTMENTS)

Alexander Mills Apartments is a 224-unit apartment complex for families which is being constructed on Paper Mill Road in Lawrenceville, Georgia. Alexander Mills Apartments will consist of 168 two-bedroom units and 56 three-bedroom units contained in 9 buildings. The complex will offer a community room, pool, recreation room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

Construction of Alexander Mills Apartments began in September, 2001. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION            NUMBER OF UNITS     RENT-UP
--------------------------------------------------------------------------------
      25            February, 2002               25           March, 2002
      25            March, 2002                  25           April, 2002
      25            April, 2002                  25           May, 2002
      25            May, 2002                    25           June, 2002
      25            June, 2002                   25           July, 2002
      25            July, 2002                   25           August, 2002
      25            August, 2002                 25           September, 2002
      25            September, 2002              25           October, 2002
      24            October, 2002                24           November, 2002

                         THE AURORA VILLAGE PARTNERSHIP
                   (AURORA VILLAGE SENIOR COMPLEX APARTMENTS)

Aurora Village Senior Complex Apartments is an existing 100-unit apartment complex for senior citizens which is being rehabilitated on 15972 East 13th Place in Aurora, Colorado. Aurora Village Senior Complex Apartments will consist of 100 one-bedroom units contained in 2 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, disposal, air conditioning, wall-to-wall carpeting and cable television hook-up.

Rehabilitation of Aurora Village Senior Complex Apartments began in October, 2002. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

NUMBER OF UNITS          COMPLETION          NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
      100                February, 2003      100                  February, 2003

                         THE HICKORY TRACE PARTNERSHIP
                           (HICKORY TRACE APARTMENTS)

Hickory Trace Apartments is a 56-unit apartment complex for families which is to be constructed on Rasch Road in Florence, Alabama. Hickory Trace Apartments will consist of 16 one-bedroom units, 28 two-bedroom units and 12 three-bedroom units contained in 8 buildings. The complex will offer a community room, recreation room, individual storage units, playground, picnic area and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and wall-to-wall carpeting.

Construction of Hickory Trace Apartments is anticipated to begin in April, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS       COMPLETION         NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
       10             November, 2003            10            January, 2004
       10             December, 2003            10            February, 2004
       10             January, 2004             10            March, 2004
       10             February, 2004            10            April, 2004
       10             March, 2004               10            May, 2004
        6             April, 2004                6            June, 2004

                           THE LION TRACE PARTNERSHIP
                            (LION TRACE APARTMENTS)

Lion Trace Apartments is a 48-unit apartment complex for families which is to be constructed in Rushville, Indiana. Lion Trace Apartments will consist of 8 one-bedroom units, 24 two-bedroom units, 8 three-bedroom units and 8 four-bedroom units contained in 6 buildings. The complex will offer a community room.

Individual units will contain a refrigerator, range, dishwasher, washer/dryer hook-ups, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

Construction of Lion Trace Apartments is anticipated to begin in February, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS   COMPLETION            NUMBER OF UNITS       RENT-UP
--------------------------------------------------------------------------------
        8         July, 2003                    8             August, 2003
        8         August, 2003                  8             September, 2003
       16         September, 2003              16             October, 2003
       16         October, 2003                16             November, 2003

                         THE LORIE VILLAGE PARTNERSHIP
                           (LORIE VILLAGE APARTMENTS)

Lorie Village Apartments is a 32-unit apartment complex for senior citizens which is being constructed on Patton Way in Bowling Green, Kentucky. Lorie Village Apartments will consist of 32 two-bedroom units contained in 8 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting and a patio or porch.

Construction of Lorie Village Apartments began in January, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION      NUMBER OF UNITS   RENT-UP
---------------------------------------------------------------------
       6            March, 2003            6          April, 2003
       6            April, 2003            6          May, 2003
       6            May, 2003              6          June, 2003
       6            June, 2003             6          July, 2003
       8            July, 2003             8          August, 2003

                          THE MEMPHIS 102 PARTNERSHIP
                                 (MEMPHIS 102)

Memphis 102 is a development of 102 single-family homes for families that is being constructed in Memphis, Tennessee. Memphis 102 will consist of 102 four-bedroom homes.

Individual homes will contain a refrigerator, range, dishwasher, washer/dryer hook-ups, disposal, air conditioning, wall-to-wall carpeting and a patio or porch.

Construction of Memphis 102 began in January, 2003. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION            NUMBER OF UNITS        RENT-UP
--------------------------------------------------------------------------------
       10           May, 2003                    10              June, 2003
       20           June, 2003                   20              July, 2003
       20           July, 2003                   20              August, 2003
       20           August, 2003                 20              September, 2003
       20           September, 2003              20              October, 2003
       12           October, 2003                12              November, 2003

                          THE NEW OXFORD I PARTNERSHIP
                           (OXFORD MANOR APARTMENTS)

Oxford Manor Apartments is an existing 32-unit apartment complex for families which is being rehabilitated in New Oxford, Pennsylvania. Oxford Manor Apartments will consist of 16 one-bedroom units and 16 two-bedroom units contained in 4 buildings. The complex will offer storage units, laundry facilities, playground, basketball court, maintenance shop and rental office.

Individual units will contain a refrigerator, range, air conditioning, wall-to-wall carpeting and cable television hook-up.

Rehabilitation of Oxford Manor Apartments began in January, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

NUMBER OF UNITS      COMPLETION            NUMBER OF UNITS      RENT-UP
--------------------------------------------------------------------------------
       10            January, 2003                10            January, 2003
       10            February, 2003               10            February, 2003
        6            March, 2003                   6            March, 2003
        6            April, 2003                   6            April, 2003

                         THE ORCHARD MANOR PARTNERSHIP
                           (ORCHARD MANOR APARTMENTS)

Orchard Manor Apartments is an existing 64-unit apartment complex for families which is to be rehabilitated on North Orchard Avenue in Ukiah, California. Orchard Manor Apartments will consist of 24 one-bedroom units, 36 two-bedroom units and 4 three-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, and a patio.

Rehabilitation of Orchard Manor Apartments is anticipated to begin in February, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

NUMBER OF UNITS          COMPLETION            NUMBER OF UNITS       RENT-UP
------------------------------------------------------------------------------------
       22                July, 2003                   60             September, 2003
       21                August, 2003                  2             October, 2003
       21                September, 2003               2             November, 2003

                        THE ORCHARD VILLAGE PARTNERSHIP
                          (ORCHARD VILLAGE APARTMENTS)

Orchard Village Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on North Orchard Avenue in Ukiah, California. Orchard Village Apartments will consist of 16 one-bedroom units, 21 two-bedroom units and 11 three-bedroom units contained in 6 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, and a patio.

Rehabilitation of Orchard Village Apartments is anticipated to begin in February, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

NUMBER OF UNITS      COMPLETION               NUMBER OF UNITS       RENT-UP
-----------------------------------------------------------------------------------
       16            July, 2003                      44             September, 2003
       16            August, 2003                     2             October, 2003
       16            September, 2003                  2             November, 2003

                          THE PYRAMID SEVEN PARTNERSHIP
                          (GREENE'S LANDING APARTMENTS)

Greene's Landing Apartments is a 24-unit apartment complex for families which is to be constructed in Whitley, Kentucky. Greene's Landing Apartments will consist of 2 one-bedroom units, 16 two-bedroom units and 6 three-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting and cable television hook-up.

Construction of Greene's Landing Apartments is anticipated to begin in April, 2003. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS          COMPLETION                NUMBER OF UNITS         RENT-UP
-----------------------------------------------------------------------------------------
       2                 May, 2003                        4                January, 2004
       4                 June, 2003                       4                February, 2004
       4                 July, 2003                       4                March, 2004
       4                 August, 2003                     4                April, 2004
       4                 September, 2003                  4                May, 2004
       2                 October, 2003                    4                June, 2004
       2                 November, 2003
       2                 December, 2003

                         THE RIVER GARDENS PARTNERSHIP
                           (RIVER GARDENS APARTMENTS)

River Gardens Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on South Street in Fort Bragg, California. River Gardens Apartments will consist of 16 one-bedroom units, 31 two- bedroom units and 1 three-bedroom unit contained in 6 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting and a patio.

Rehabilitation of River Gardens Apartments is anticipated to begin in September, 2003. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

NUMBER OF UNITS      COMPLETION             NUMBER OF UNITS        RENT-UP
------------------------------------------------------------------------------
       16            January, 2004                 44              March, 2004
       16            February, 2004                 2              April, 2004
       16            March, 2004                    2              May, 2004

                                 * * * * * * * *


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